PAULSON
INVESTMENT COMPANY, LLC
VENTURE CAPITAL • INVESTMENT BANKING
MEMBER: FINRA/SIPC

February 22, 2021

STRICTLY CONFIDENTIAL

Cipherloc Corporation
6836 Bee Cave Road, Bldg. 1, S#279
Austin, TX 78746
David Chasteen, CEO

INDEMNIFICATION AGREEMENT

This Indemnification Agreement ("**Agreement**") is made by and between Cipherloc Corporation, a Texas corporation (the "**Company**"), and Paulson Investment Company, LLC, a Delaware limited liability company (the "**Placement Agent**"), as of the date first above written. Reference is made to that certain Placement Agent Agreement (the "**Placement Agent Agreement**"), dated January 11 ,2021, between the Company and the Placement Agent. Capitalized terms used and not otherwise defined herein that are defined in the Placement Agent Agreement shall have the meanings given such terms in the Placement Agent Agreement. The Company agrees to provide the indemnification to Placement Agent and the other agreement set forth herein as further inducement to the Placement Agent to assist the Company in the Offering.

NOW THEREFORE, the parties hereto based on the foregoing and the mutual covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

1. ***Indemnification***.

(a) The Company hereby affirms its indemnification obligations under the Placement Agent Agreement and the other agreements between the Company and the Placement Agent, and agrees the indemnification provided in this agreement supplements, is in addition to and in no way diminishes or limits, such existing indemnification obligations.

(b) The Company agrees to indemnify and hold harmless the Placement Agent, its managers, officers, directors, partners, employees, agents, legal counsel and any of its affiliates (each, a "**Placement Agent's Indemnified Party**") against any and all losses, claims, damages, liabilities and expenses (including all legal or other expenses reasonably incurred by a Placement Agent's Indemnified Party) caused by or arising out of any preemptive rights associated with any securities of the Company, including the Common Stock of the Company and the Securities, either existing prior to the Offering, arising from the Offering or created following the Offering. The Company agrees that the scope of this indemnification is to be interpreted broadly, and is intended to cover any and all costs, damages or liabilities of the Placement Agent's Indemnified Parties that may arise directly or indirectly, in whole or in part, from any preemptive right related to the Company's Securities. The Company agrees to reimburse the Placement Agent's Indemnified Party for any reasonable expenses (including reasonable fees and expenses of counsel) incurred as a result of producing documents, presenting testimony or evidence, or preparing to

present testimony or evidence (based upon time expended by the Placement Agent's Indemnified Party at its then current time charges or if such person shall have no established time charges, then based upon reasonable charges), in connection with any court or administrative proceeding (including any investigation which may be preliminary thereto) arising out of or relating to the performance by the Placement Agent's Indemnified Party of any obligation hereunder and relating to a matter for which the Company must provide indemnity to or hold harmless such Placement Agent's Indemnified Party pursuant to the provisions of this Section 1. In the event the Company shall be obligated to indemnify a Placement Agent's Indemnified Party in connection with any such proceeding, the Company shall be entitled to assume the defense of such proceeding, with counsel approved by the Placement Agent's Indemnified Party (which shall not be unreasonably withheld), upon the delivery to the Placement Agent's Indemnified Party of written notice of the Company's election to do so.

(c) In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any person entitled to indemnification under this Section 1 makes a claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced notwithstanding the fact that this Section 1 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such person in circumstances for which indemnification is provided under this Section 1, then, and in each such case, the Company and the Placement Agent shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportion so that the Placement Agent is responsible for the proportion that the amount of commissions appearing in the Offering Materials bears to the price appearing therein, and the Company is responsible for the remaining portion; provided, that, in any such case, no person guilty of a fraudulent misrepresentation or omission (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation or omission.

(d) No indemnified party identified in Section 1 will settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in Section 1 without the prior written consent of the applicable indemnitor. No indemnitor identified in Section 1 will settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in Section 1 without the prior written consent of the applicable indemnified party. In no event will the consent in this Section 1(d) be unreasonably withheld.

(e) The indemnity agreements between the Placement Agent and the Company contained in this Section 1 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or Placement Agent, as the case may be, or by or on behalf of any controlling person of the Placement Agent or the Company or any such manager, partner, officer or director or any controlling person of the Company or the Placement Agent, as the case may be, and shall survive the expiration of the Term and the termination of this Agreement, and any successors of the Placement Agent, any Placement Agent's Indemnified Party, or of any controlling person of the Placement Agent, as the case may be, shall be entitled to the benefit of the indemnity agreement.

2. ***Agreement to Terminate Statutory Preemptive Rights***.

(a) The Company shall take all action necessary and within its powers under applicable law to call, give notice of and hold a meeting (such meeting, the "**Stockholders'**

Meeting") of the holders of the Company's Common Stock to vote on, among other things, the amendment to the Company's Certificate of Formation to amend such Certificate of Formation to terminate the Statutory Preemptive Rights of stockholders of the Company (the "**Preemptive Right Termination**"). The Stockholders' Meeting shall be held as promptly as practicable after the date of this Agreement, but in no event later than 180 days after the first Closing of the Offering. The Company shall utilize commercially reasonable best efforts to ensure that all proxies solicited in connection with the Stockholders' Meeting are solicited in compliance with all applicable laws.

(b) The Board of Directors of the Company shall recommend that the holders of the Company's Common Stock vote to approve the Preemptive Right Termination and shall use commercially reasonable efforts to promptly solicit such approval, the Proxy Statement shall include a statement to the effect that the Board of Directors of the Company recommends that the Company's stockholders vote to approve the Preemptive Right Termination (the recommendation of the Board of Directors of the Company that the Company's stockholders vote to approve the Preemptive Right Termination being referred to as the "Board Recommendation"); and (iii) the Board Recommendation shall not be withdrawn or modified in a manner adverse to the Company, and no resolution by the Board of Directors of the Company or any committee thereof to withdraw or modify the Board Recommendation in a manner adverse to the Company shall be adopted or proposed.

(c) Except as required by law, the Company shall not adjourn or postpone the Stockholders' Meeting beyond the date on which the Stockholders' Meeting was (or was required to be) originally scheduled; provided that the Company shall be permitted to adjourn or postpone the Stockholders' Meeting if as of the time for which such meeting is originally scheduled there are insufficient shares of the Company's Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting.

(d) The date that the Company, with the approval of the Company's stockholders, have amended the Certificate of Formation to affect the Preemptive Rights Termination shall be defined as the "**Preemptive Rights Termination Date**".

3. *Term.*

(a) Unless earlier terminated as set forth herein, this Agreement will continue in full force and effect for a term expiring on Preemptive Rights Termination Date, unless extended by the Company and the Placement Agent (the "**Term**"). Certain provisions of this Agreement, including without limitation the indemnity agreement in Section 1, survive the termination of this Agreement as expressly provided elsewhere herein.

4. *Representations and Warranties of the Company.*

(a) Each of the representations and warranties (together with any related disclosure schedules thereto) made by the Company to the Qualified Investors in the Securities Purchase Agreement to be entered into between the Company and each Qualified Investor (the "**Securities Purchase Agreement**"), is hereby incorporated herein by reference (as though fully restated herein) and is, as of the date of this Agreement, hereby made to, and in favor of, the Placement Agent.

5. ***General.***

(a) *Applicable Law and Jurisdiction.* Any disputes arising under or relating to this Agreement shall be submitted to binding arbitration in New York, New York under the auspices of FINRA Dispute Resolution. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. The Company and the Placement Agent shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its counsel fees and expenses. Notwithstanding the foregoing, the Placement Agent may bring an action solely for equitable, declaratory, or injunctive relief relating to its rights and the Company's obligations under this Agreement in the federal or state courts of New York County, and the Company hereby waives any objection to the laying of venue or jurisdiction in those courts.

(b) *Covenant against Assignment.* This Agreement is personal to the parties hereto, and accordingly, except for the right to enforce the obligations under Section 1 hereunder (which right shall inure to the benefit of the successors and assigns of the aggrieved party), neither this Agreement nor any right hereunder or interest herein may be assigned or transferred or charged by either party without the express written consent of the other.

(c) *Entire Agreement; Amendment.* This Agreement and the attached exhibits constitute the entire contract between the parties with respect to the subject matter hereof and supersede any prior agreements between the parties. This Agreement may not be amended, nor may any obligation hereunder be waived, except by an agreement in writing executed by, in the case of an amendment, each of the parties hereto, and, in the case of a waiver, by the party waiving performance.

(d) *No Waiver.* The failure or delay by a party to enforce any provision of this Agreement will not in any way be construed as a waiver of any such provision or prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted the parties hereunder are cumulative and will not constitute a waiver of either party's right to assert any other legal remedy available to it.

(e) *Survival.* Notwithstanding anything herein to the contrary, the obligation to pay the expenses described in Section 1 will survive any termination or expiration of this Agreement. The termination of this Agreement shall not affect the Company's obligation to pay fees herein or to reimburse the expenses accruing prior to such termination to the extent provided for herein. All such fees and reimbursements due shall be paid to the Placement Agent on or before the Termination Date or upon the closing of the Offering.

(f) *Severability.* Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions will nevertheless remain effective and will remain enforceable to the greatest extent permitted by law.

(g) *Notices.* Any notice, demand, offer, request or other communication required or permitted to be given by either the Company or the Placement Agent pursuant to the terms of this Agreement must be in writing and will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by email or facsimile (with receipt of appropriate confirmation) to the email address or number provided to the other party or such other address or number as a party may request by notifying the other in writing, (iv) one business day after being deposited with an overnight courier service or (v) four days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed

to the party at the address previously provided to the other party or such other address as a party may request by notifying the other in writing. The address for any notice is as follows: (1) if to the Company, to the address set forth above, and (2) if to the Placement Agent, to Paulson Investment Company, LLC, 40 Wall St. 39th Fl. New York, NY 10005 Attention: Marta Wypych.

(h) *Counterparts*. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies or .pdf copies of signed signature pages will be deemed binding originals.

[*signature page follows*]

The parties have executed this Placement Agent Agreement as of the date first written above.

CIPHERLOC CORPORATION

DocuSigned by:

By: ______________________
88AE580C0E9F4CF...

Name: David Chasteen

Title: CEO

PAULSON INVESTMENT COMPANY, LLC

DocuSigned by:

By: Marta Wypych
02420C38A2D94A7...

Name: Marta Wypych

Title: ~~Managing Director~~ Head of Investment Banking